CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the registration statement (Form S-1/A1) of Sterling Consolidated Corp. of our report dated November 13, 2012, with respect to the consolidated balance sheets as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended to be included in this registration statement.

/s/ Sam Kan & Company ___________________________________
Firm’s Manual Signature
Alameda, CA ___________________________________
City, State
December 12, 2012 ___________________________________
Date